EX-99.906CERT

Item 13. (b)

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Terrence K.H. Lee, Chief Executive Officer of Lee Financial Mutual Fund, Inc. (the “Registrant”), certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2018 (the “Report”) fully complies with the requirements of 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Registrant.

Date:	November 23, 2018	/s/ Terrence K.H. Lee
Terrence K.H. Lee
CEO

I, Lee Ann Y. Matsuda, Treasurer of Lee Financial Mutual Fund, Inc. (the “Registrant”), certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2018 (the “Report”) fully complies with the requirements of 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Registrant.

Date:	November 23, 2018	/s/ Lee Ann Y. Matsuda
Lee Ann Y. Matsuda
Treasurer

These certifications are being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Report with the Securities and Exchange Commission.